SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2021

Nutriband, Inc.

Nevada	000-55654	81-1118176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 S. Orange Ave. Suite 1500 Orlando, Florida	32801
(Address of Principal Executive Offices)	(Zip Code)

(407) 377-6695

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NTRB	The Nasdaq Stock Market LLC
Warrants	NTRBW	The Nasdaq Stock Market LLC

Item 1.01. Entry into a Definitive Material Agreement.

On October 4, 2021, the Company (through its wholly-owned subsidiary Active Intelligence, LLC) signed an exclusive manufacturing agreement with San Diego-based Diomics for its Diocheck™ technology, a simple way for individuals to monitor for the presence of antibodies to SARS-CoV-2 (COVID-19) over an extended period of time. The goal of the Diocheck patch is to monitor the critical gap between when a person receives a COVID-19 vaccine and when a protective level of antibodies is circulating in the body, which current reports suggest could take several weeks. It could also signal when the antibodies stimulated by a vaccine have declined and the person needs a booster. ‘This exclusive contract with Diomics to manufacture Diocheck™ allows Nutriband and our contract manufacturing subsidiary, Pocono Pharma, to showcase our capabilities with innovative new patch technologies,” said Gareth Sheridan, CEO of Nutriband.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
10.26	Services Agreement October 4, 2021, by and between Active Intelligence, LLC and Diomics Corporation.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED EXHIBIT THEREUNTO DULY AUTHORIZED.

NUTRIBAND, INC.

Date: October 12, 2021	By:	/s/ Gareth Sheridan
R: Gareth Sheridan
Chief Executive Officer

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